Exhibit 99.1

Semrush Announces First Quarter 2022 Financial Results

More than 87,000 Customers as of March 31, 2022
First Quarter Revenue of $57.1 million

BOSTON, May 10, 2022 /Businesswire/ -- Semrush Holdings, Inc. (“Semrush” )(NYSE: SEMR), a leading online visibility management SaaS platform, today reported results for the quarter ended March 31, 2022.

“The first quarter was a solid start to the year, and I am proud of our team as they navigated through a challenging geopolitical environment to deliver record new customer growth. We added more than 5,000 customers in the quarter and the strong start to the year gives me confidence in our outlook for the remainder of 2022. The customer growth was broad-based, which is very encouraging given that select geographies experienced challenges in the first quarter. I believe the customer growth speaks to the tremendous value we deliver to our customers and the critical role we play in their success,” said Oleg Shchegolev, CEO and Co-Founder of Semrush.

“I believe our investments in brand marketing are already a key contributor to that growth. Our first campaign launched in mid-March and we expect to launch additional campaigns through the end of the year. I am hopeful that these investments can continue to drive new customer growth. We closed the acquisition of Kompyte in late March and I look forward to sharing more details about our plans for Kompyte as well as the broader category of competitive intelligence solutions later this year,” added Mr. Shchegolev.

First Quarter 2022 Financial Highlights

•First quarter revenue of $57.1 million, up 43% year over year
•ARR of $236 million as of March 31, 2022, up 41% year over year
•Generated cash flow from operations of $8.0 million in the first quarter
•Dollar-based net revenue retention of 127% as of March 31, 2022, up from 126% in the previous quarter
•More than 87,000 paying customers as of March 31, 2022, up approximately 19% from a year ago
•Net loss of $2.6 million for the first quarter, compared with a net income of $1.5 million a year ago
•Non-GAAP net loss of $1.6 million for the first quarter, compared with non-GAAP net income of $2.1 million a year ago

See “Non-GAAP Financial Measures & Definitions of Key Metrics” below for how we define ARR, dollar-based net revenue retention, non-GAAP net income (loss), and the financial tables that accompany this release for reconciliations of each non-GAAP financial measure to its closest comparable GAAP financial measure.

Business Highlights

•Semrush customers in two of our largest markets, the United States and Australia can now access more accurate search volume estimates, the major update to the platform which we expect will be rolled out worldwide later this year

•App Center achieved a significant milestone as we added more than $1 million of gross ARR in a single quarter

•Launched our Media Monitoring add-on and saw an impressive 20% take rate from new Prowly customers during the first week of availability

•Agency Growth Kit crossed $2 million of ARR in the quarter, up more than 25% from the previous quarter

•Expect to wind down our Russia operations with a goal to relocate substantially all employees by the end of September 2022

Business Outlook

Based on information as of today, May 10, 2022, we are issuing the following financial guidance:

Second Quarter 2022 Financial Outlook

•Revenue is expected to be in a range of $59.5 million to $60.5 million, up 33% year over year
•Non-GAAP net loss is expected to be in a range of $9 to $8 million, which reflects an incremental additional $3.5 to $4.5 million of one-time relocation costs related to the winding down of our Russia operation

Full-Year 2022 Financial Outlook

•Revenue is expected to be in a range of $249 million to $251 million, up over 33% year over year
•Non-GAAP net loss is expected to be in a range of $46 to $44 million, which reflects an incremental additional $14 to $16 million of one-time relocation costs related to the winding down of our Russia operation

Reconciliation of non-GAAP net loss guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure, in particular the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call Details

Semrush will host a conference call and webcast to discuss its financial results, business highlights, outlook and other matters, the details for which are provided below.

Date: Wednesday, May 11, 2022
Time: 8:30 a.m. ET
Hosts: Oleg Shchegolev, CEO and Evgeny Fetisov, CFO

Conference ID: 3520221
Participant Toll Free Dial-In Number: 1 (888) 350-3436
Participant International Dial-In Number: 1 (646) 360-0185

Registration:
The live webcast of the conference call as well as the replay can be accessed for a limited time from the Semrush investor relations website at http://investors.semrush.com/.

About Semrush

Semrush is a leading online visibility management SaaS platform that enables businesses globally to run search engine optimization, pay-per-click, content, social media and competitive research campaigns and get measurable results from online marketing. Semrush offers insights and solutions for companies to build, manage, and measure campaigns across various marketing channels. Semrush, with over 87,000 paying customers, is headquartered in Boston and has offices in Philadelphia, Dallas, Prague, St. Petersburg, Warsaw, and Limassol as well as new locations in the Netherlands, Germany, Turkey, Armenia, Serbia, and Georgia.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements include, but are not limited to, guidance on financial results for the second quarter and full year of 2022; statements about our ability to successfully relocate employees out of Russia, including executing our relocation plans on the timeline we expect and at the anticipated cost; statements about future operating results; statements regarding the expectations of demand for our products, including adoption of and demand for new products and features, our addressable market size, and growth of our business; statements about the market opportunity and our positioning to capture the market opportunity; and statements about the effectiveness of our products and our competitive advantages.

The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in our filings with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K, filed with the SEC on March 18, 2022, as updated by our subsequently filed quarterly reports and other SEC filings. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Additional information regarding these and other factors that could affect our results is included in our SEC filings, which may be obtained by visiting our Investor Relations page on its website at investors.semrush.com or the SEC's website at www.sec.gov.

Non-GAAP Financial Measures & Definitions of Key Metrics

Semrush has provided in this release the non-GAAP financial measure of non-GAAP net income (loss). Semrush uses this non-GAAP financial measure internally in analyzing its financial results and believes it is useful to investors, as a supplement to GAAP measures, in evaluating Semrush’s ongoing operational performance. Semrush believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Semrush’s industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

ARR is defined as the daily revenue of all paid subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365, except that we calculate the ARR of Prowly's customers as the monthly recurring revenue as of the last month of the reporting period multiplied by 12. Semrush includes both monthly recurring paid subscriptions, which renew automatically unless canceled, as well as the annual recurring paid subscriptions so long as Semrush does not have any indication that a customer has canceled or intends to cancel its subscription and Semrush continues to generate revenue from them.

Dollar-based Net Revenue Retention is defined as (a) the revenue from our customers during the twelve-month period ending one year prior to such period as the denominator and (b) the revenue from those same customers during the twelve months ending as of the end of such period as the numerator. This calculation excludes revenue from new customers and any non-recurring revenue.

Non-GAAP net income (loss). We define non-GAAP net income (loss) as GAAP income (loss), excluding stock-based compensation expense. We believe non-GAAP net income (loss) provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Semrush Holdings, Inc.
Condensed Consolidated Statement of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Revenue	$57,128	$39,998
Cost of revenue ¹	11,587	8,773
Gross profit	45,541	31,225

Operating expenses
Sales and marketing ¹	25,830	16,457
Research and development ¹	8,138	5,358
General and administrative ¹	14,163	7,904
Total operating expenses	48,131	29,719
(Loss) income from operations	(2,590)	1,506
Other income, net	159	51
(Loss) income before income taxes	(2,431)	1,557
Provision for income taxes	140	86
Net (loss) income	$(2,571)	$1,471

Net (loss) income per share attributable to common stockholders:
Basic:	$(0.02)	$0.02
Diluted:	$(0.02)	$0.01

Weighted-average number of shares of common stock used in computing net (loss) income per share applicable to common stockholders:
Basic:	140,790	96,376
Diluted:	140,790	131,356
¹ includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2022	2021
Cost of revenue	$11	$7
Sales and marketing	133	190
Research and development	149	67
General and administrative	639	329
Total stock-based compensation	$932	$593

	Three Months Ended March 31,
	2022	2021
Reconciliation of Non-GAAP net (loss) income
Net (loss) income	$(2,571)	$1,471
Stock-based compensation expense	932	593
Non-GAAP net (loss) income	$(1,639)	$2,064

Semrush Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except per share data)

	As of
	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$259,824	$269,665
Accounts receivable	2,830	2,190
Deferred contract costs, current portion	6,886	6,338
Prepaid expenses and other current assets	4,612	5,345
Total current assets	274,152	283,538
Property and equipment, net	7,618	8,270
Intangible assets, net	11,379	2,925
Goodwill	8,079	1,991
Deferred contract costs, net of current portion	2,476	2,254
Other long-term assets	3,743	1,096
Total assets	$307,447	$300,074

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$10,838	$9,942
Accrued expenses	19,718	19,479
Deferred revenue	47,548	40,232
Other current liabilities	1,687	1,896
Total current liabilities	79,791	71,549
Long-term liabilities
Deferred revenue, net of current portion	320	237
Deferred tax liability	111	268
Other long-term liabilities	2,662	2,478
Total liabilities	$82,884	$74,532

Stockholders' equity
Class A common stock, $0.00001 par value; 1,000,000,000 shares authorized, and 42,921,267 shares issued and outstanding as of March 31, 2022; 31,841,861 shares issued and outstanding as of December 31, 2021	—	—
Class B common stock, $0.00001 par value - 160,000,000 shares authorized, and 98,132,354 shares issued and 98,027,264 outstanding as of March 31, 2022; 108,975,216 shares issued and 108,870,126 shares outstanding as of December 31, 2021	1	1
Additional paid-in capital	266,727	264,871
Accumulated other comprehensive deficit	(494)	(230)
Accumulated deficit	(41,671)	(39,100)
Total stockholders’ equity	224,563	225,542
Total liabilities and stockholders' equity	$307,447	$300,074

Semrush Holdings Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2022	2021

Operating Activities
Net (loss) income	$(2,571)	$1,471
Adjustments to reconcile net loss to net cash provided by
operating activities
Depreciation and amortization expense	1,455	460
Amortization of deferred contract costs	2,083	1,322
Stock-based compensation expense	932	593
Change in fair value of convertible debt securities	(661)	—
Deferred taxes	283	(56)
Other long-term liabilities	510	—
Changes in operating assets and liabilities
Accounts receivable	(353)	(985)
Deferred contract costs	(2,853)	(2,420)
Prepaid expenses and other current assets	1,240	(976)
Accounts payable	2,317	1,579
Accrued expenses	(940)	2,420
Deferred revenue	6,584	5,599
Net cash provided by operating activities	8,026	9,007
Investing Activities
Purchases of property and equipment	(370)	(166)
Purchases of convertible debt securities	(2,000)	(500)
Capitalization of internal-use software development costs	(286)	(123)
Cash paid for acquisition of business, net of cash acquired	(14,000)	(350)
Net cash used in investing activities	(16,656)	(1,139)
Financing Activities
Proceeds from exercise of stock options	924	7
Net proceeds from completing initial public offering	—	128,461
Payment of capital leases	(937)	—
Payment of deferred offering costs	—	—
Net cash (used in) provided by financing activities	(13)	128,468
Effect of exchange rate changes on cash and cash equivalents	(1,259)	—
Increase in cash, cash equivalents, and restricted cash	(9,902)	136,336
Cash, cash equivalents, and restricted cash, at beginning of period	269,841	35,619
Cash, cash equivalents, and restricted cash, at end of period	$259,939	$171,955

INVESTOR:
Bob Gujavarty
Semrush Holdings, Inc
bobby.gujavarty@semrush.com

MEDIA:
Jana Garanko
Semrush Holdings, Inc.
y.garanko@semrush.com